DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2015

- 7.3% Growth in Domestic System-Wide Same-Store Sales -
- Adjusted Net Income per Share* Grows 21.2% -
- Raises 2015 Full Year Guidance for Same-Store Sales and Adjusted EBITDA* -

SPARTANBURG, S.C., August 3, 2015 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its second quarter ended July 1, 2015.

Second Quarter Summary

•	Domestic system-wide same-store sales growth of 7.3%, comprised of a 7.9% increase at company restaurants and 7.2% increase at domestic franchised restaurants.

•	Opened 13 system restaurants including four international locations.

•	Completed 77 remodels including 17 at company restaurants.

•	Adjusted EBITDA* of $24.4 million, or 19.8% of total operating revenue, increased 15.9%.

•	Net Income of $9.7 million increased 17.7% with Diluted Net Income per Share of $0.11 growing 20.8%.

•	Adjusted Net Income of $9.8 million grew 18.1% with Adjusted Net Income per Share* of $0.11 increasing 21.2%.

•	Generated $9.6 million of Free Cash Flow* after remodel investments at company restaurants and the purchase of one parcel of real estate.

•	Allocated $16.1 million to repurchase 1.5 million shares during the second quarter.

*
Adjusted Net Income excludes debt refinancing charges, impairment charges and gains on sales of assets and other. Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

John Miller, President and Chief Executive Officer, stated, “We generated another quarter of strong same-store sales growth at both franchised and company restaurants including our third consecutive quarter of growth in system-wide guest traffic. We are benefitting from the investments we have made in our brand revitalization strategy to enhance our food, service and atmosphere. Our success in driving profitable guest traffic growth and increasing guest satisfaction scores confirm that the improvements we have made are resonating with our guests, franchisees and employees. Going forward, we will remain focused on executing our strategies to elevate the Denny’s experience and are still in the early stages of the revitalization process as our Heritage remodel program has penetrated nearly 25% of the system.”

Second Quarter Results

Denny’s total operating revenue grew 7.6% to $123.3 million resulting from an increase in both company restaurant sales along with franchise and license revenue. Franchise and license revenue of $34.7 million increased $1.2 million, or 3.6%, primarily due to higher royalty revenue resulting from an increase in same-store sales. Company restaurant sales of $88.6 million grew $7.5 million, or 9.2%, primarily due to the increase in same-store sales and the reopening of the Las Vegas Casino Royale restaurant in November 2014.
In the second quarter, Denny’s opened 13 franchised restaurants, including four international locations, and closed 11 system restaurants, including one company restaurant, bringing the total number of restaurants to 1,696. Domestic system-wide same-store sales grew 7.3%, including a 7.9% increase at company restaurants and 7.2% increase at domestic franchised restaurants.
Franchise operating margin was $23.5 million, or 67.7% of franchise and license revenue, an increase of $0.6 million. This improvement was primarily due to an increase in royalties, partially offset by a rise in direct costs. Company restaurant operating margin of $16.3 million, or 18.4% of company restaurant sales, increased $4.8 million, or 4.2 percentage points. The improvement in company margin was primarily driven by the leveraging effect from the growth in same-store sales.

Total general and administrative expenses were $16.8 million compared to $14.1 million in the prior year quarter primarily due to higher incentive and share-based compensation expenses, along with higher payroll and benefits expenses. Depreciation and amortization expense was flat at $5.3 million, as was interest expense at $2.3 million. In the second quarter, the provision for income taxes was $5.5 million, reflecting an effective tax rate of 36.1%. Due to the use of net operating loss and tax credit carryforwards, the Company paid $3.9 million in cash taxes during the second quarter.

Denny's second quarter net income of $9.7 million increased 17.7% compared to prior year quarter net income of $8.3 million, with net income per diluted share of $0.11 growing 20.8% compared to $0.09 per diluted share in the prior year quarter. Adjusted Net Income* of $9.8 million grew 18.1% compared to prior year quarter Adjusted Net Income* of $8.3 million. Adjusted Net Income per Share* of $0.11 increased 21.2% compared to prior year quarter Adjusted Net Income per Share* of $0.09.

Denny’s generated $9.6 million of Free Cash Flow* in the second quarter, after investing $9.0 million on capital expenditures primarily used to remodel 17 company restaurants and to acquire a parcel of real estate, which is leased to a franchisee. During the quarter, the Company repurchased 1.5 million shares for $16.1 million. At the end of the second quarter, the Company had approximately 10.5 million shares authorized under its ongoing repurchase programs based on the closing share price on July 31, 2015. Denny’s ended the second quarter with $160.6 million of total debt outstanding, including $142.0 million of borrowings under its revolving credit facility.

Business Outlook

Mark Wolfinger, Denny's Executive Vice President, Chief Administrative Officer and Chief Financial Officer, commented, “Our second quarter same-store sales growth and operations execution helped drive another quarter of margin expansion at our company operated restaurants leading to 21% growth in Adjusted Net Income per Share*. We are focused on driving long-term shareholder value through our highly franchised business while balancing our Free Cash Flow* allocation between reinvesting in our brand and company restaurants and returning value to our shareholders through our share repurchase program.”

The following full year 2015 estimates are based on management’s expectations at this time. A key consideration impacting the Company's outlook for 2015 is having 52 operating weeks in the year compared to 53 operating weeks in 2014.

Component	Full Year 2015 Guidance
	Previous**	Current
Domestic Franchise Same-Store Sales	2.5% to 3.5%	5.0% to 6.0%
Company Same-Store Sales	3.5% to 4.5%	5.5% to 6.5%
New Restaurant Openings	35 - 45 (All Franchised)	40 - 45 (All Franchised)
Net Restaurant Growth	Single Digit	No Change
Total General and Administrative Expenses (includes Share-Based Compensation)	$61M to $64M	$64M to $67M
Adjusted EBITDA*	$85M to $87M	$86M to $88M
Cash Capital Expenditures	$24M to $26M	$26M to $28M
Depreciation and Amortization Expense	$20M to $21M	No Change
Interest Expense, net	$8.5M to $9.5M	No Change
Effective Income Tax Rate (Cash Taxes)	36% to 38% ($6M to $8M)	35% to 37% (No Change)
Free Cash Flow*	$45M to $47M	$44M to $46M

*	Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

**	As announced in First Quarter 2015 Earnings Release on May 4, 2015.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the second quarter ended July 1, 2015 on its quarterly investor conference call today, Monday, August 3, 2015 at 4:30 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of July 1, 2015, Denny’s had 1,696 franchised, licensed, and company restaurants around the world with combined sales of $2.7 billion including 108 restaurants in Canada, Costa Rica, Mexico, Honduras, Guam, Curaçao, Puerto Rico, Dominican Republic, El Salvador, Chile and New Zealand, and 160 company operated restaurants in the United States. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives; advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Kristina Jorge, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	July 1, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$5,125	$3,074
Receivables	13,749	18,059
Current deferred income taxes	23,081	24,310
Other current assets	9,485	10,628
Total current assets	51,440	56,071
Property, net	113,467	109,777
Goodwill	31,451	31,451
Intangible assets, net	45,728	46,278
Noncurrent deferred income taxes	12,879	19,252
Other noncurrent assets	30,149	27,029
Total assets	$285,114	$289,858

Liabilities
Current liabilities
Current maturities of long-term debt	$—	$4,125
Current maturities of capital lease obligations	3,259	3,609
Accounts payable	12,277	13,250
Other current liabilities	54,440	59,432
Total current liabilities	69,976	80,416
Long-term liabilities
Long-term debt, less current maturities	142,000	135,875
Capital lease obligations, less current maturities	15,345	15,204
Other	55,079	56,780
Total long-term liabilities	212,424	207,859
Total liabilities	282,400	288,275

Shareholders' equity
Common stock	1,064	1,058
Paid-in capital	573,711	571,674
Deficit	(419,954)	(438,221)
Accumulated other comprehensive loss, net of tax	(22,569)	(24,602)
Treasury stock	(129,538)	(108,326)
Total shareholders' equity	2,714	1,583
Total liabilities and shareholders' equity	$285,114	$289,858

Debt Balances
(In thousands)	July 1, 2015	December 31, 2014
Credit facility revolver due 2020	$142,000	$—
Credit facility term loan and revolver due 2018	—	140,000
Capital leases	18,604	18,813
Total debt	$160,604	$158,813

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	July 1, 2015	June 25, 2014
Revenue:
Company restaurant sales	$88,629	$81,138
Franchise and license revenue	34,690	33,476
Total operating revenue	123,319	114,614
Costs of company restaurant sales	72,320	69,647
Costs of franchise and license revenue	11,216	10,633
General and administrative expenses	16,827	14,068
Depreciation and amortization	5,314	5,281
Operating (gains), losses and other charges, net	228	40
Total operating costs and expenses, net	105,905	99,669
Operating income	17,414	14,945
Interest expense, net	2,264	2,274
Other nonoperating income, net	(83)	(332)
Net income before income taxes	15,233	13,003
Provision for income taxes	5,499	4,730
Net income	$9,734	$8,273

Basic net income per share	$0.12	$0.10
Diluted net income per share	$0.11	$0.09

Basic weighted average shares outstanding	83,975	86,781
Diluted weighted average shares outstanding	86,080	88,384

Comprehensive income	$13,317	$7,885

General and Administrative Expenses	Quarter Ended
(In thousands)	July 1, 2015	June 25, 2014
Share-based compensation	$1,859	$1,180
Other general and administrative expenses	14,968	12,888
Total general and administrative expenses	$16,827	$14,068

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Two Quarters Ended
(In thousands, except per share amounts)	July 1, 2015	June 25, 2014
Revenue:
Company restaurant sales	$174,611	$160,442
Franchise and license revenue	68,879	66,092
Total operating revenue	243,490	226,534
Costs of company restaurant sales	143,628	139,822
Costs of franchise and license revenue	22,194	21,330
General and administrative expenses	33,763	28,184
Depreciation and amortization	10,338	10,519
Operating (gains), losses and other charges, net	836	462
Total operating costs and expenses, net	210,759	200,317
Operating income	32,731	26,217
Interest expense, net	4,351	4,596
Other nonoperating income, net	(54)	(432)
Net income before income taxes	28,434	22,053
Provision for income taxes	10,167	7,349
Net income	$18,267	$14,704

Basic net income per share	$0.22	$0.17
Diluted net income per share	$0.21	$0.16

Basic weighted average shares outstanding	84,467	87,792
Diluted weighted average shares outstanding	86,547	89,630

Comprehensive income	$20,300	$14,108

General and Administrative Expenses	Two Quarters Ended
(In thousands)	July 1, 2015	June 25, 2014
Share-based compensation	$3,564	$2,344
Other general and administrative expenses	30,199	25,840
Total general and administrative expenses	$33,763	$28,184

DENNY’S CORPORATION
Income, EBITDA, Free Cash Flow, and Net Income Reconciliations
(Unaudited)

Income, EBITDA and Free Cash Flow Reconciliation	Quarter Ended		Two Quarters Ended
(In thousands)	July 1, 2015	June 25, 2014	July 1, 2015	June 25, 2014
Net income	$9,734	$8,273	$18,267	$14,704
Provision for income taxes	5,499	4,730	10,167	7,349
Operating (gains), losses and other charges, net	228	40	836	462
Other nonoperating income, net	(83)	(332)	(54)	(432)
Share-based compensation	1,859	1,180	3,564	2,344
Adjusted Income Before Taxes (1)	$17,237	$13,891	$32,780	$24,427

Interest expense, net	2,264	2,274	4,351	4,596
Depreciation and amortization	5,314	5,281	10,338	10,519
Cash payments for restructuring charges and exit costs	(397)	(385)	(799)	(1,016)
Cash payments for share-based compensation	—	—	(3,440)	(1,083)
Adjusted EBITDA (1)	$24,418	$21,061	$43,230	$37,443

Cash interest expense, net	(2,019)	(2,010)	(3,864)	(4,062)
Cash paid for income taxes, net	(3,862)	(820)	(4,160)	(1,640)
Cash paid for capital expenditures	(8,955)	(6,669)	(12,401)	(13,526)
Free Cash Flow (1)	$9,582	$11,562	$22,805	$18,215

Net Income Reconciliation	Quarter Ended		Two Quarters Ended
(In thousands)	July 1, 2015	June 25, 2014	July 1, 2015	June 25, 2014
Net income	$9,734	$8,273	$18,267	$14,704
Losses (gains) on sales of assets and other, net	2	(33)	(20)	(41)
Impairment charges	45	28	94	28
Loss on debt refinancing	—	—	293	—
Tax effect (2)	(17)	2	(131)	4
Adjusted Net Income (1)	$9,764	$8,270	$18,503	$14,695

Diluted weighted-average shares outstanding	86,080	88,384	86,547	89,630

Adjusted Net Income Per Share (1)	$0.11	$0.09	$0.21	$0.16

(1)
The Company believes that, in addition to other financial measures, Adjusted Income Before Taxes, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share are appropriate indicators to assist in the evaluation of its operating performance on a period-to-period basis. The Company also uses Adjusted Income, Adjusted EBITDA and Free Cash Flow internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate its ability to service debt because the excluded charges do not have an impact on its prospective debt servicing capability and these adjustments are contemplated in its credit facility for the computation of its debt covenant ratios. Free Cash Flow, defined as Adjusted EBITDA less cash portion of interest expense net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources. However, Adjusted Income, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

(2)
Tax adjustments for the three and six months ended July 1, 2015 are calculated using the Company's year-to-date effective tax rate of 35.8%. Tax adjustments for the three and six months ended June 25, 2014 are calculated using the Company's 2014 year-to-date effective tax rate of 33.3%.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	July 1, 2015		June 25, 2014
Company restaurant operations: (1)
Company restaurant sales	$88,629	100.0%	$81,138	100.0%
Costs of company restaurant sales:
Product costs	21,876	24.7%	21,327	26.3%
Payroll and benefits	33,665	38.0%	31,978	39.4%
Occupancy	4,913	5.5%	4,899	6.0%
Other operating costs:
Utilities	3,132	3.5%	3,326	4.1%
Repairs and maintenance	1,497	1.7%	1,473	1.8%
Marketing	3,258	3.7%	2,855	3.5%
Other	3,979	4.5%	3,789	4.7%
Total costs of company restaurant sales	$72,320	81.6%	$69,647	85.8%
Company restaurant operating margin (2)	$16,309	18.4%	$11,491	14.2%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$23,774	68.5%	$22,125	66.1%
Initial fees	656	1.9%	332	1.0%
Occupancy revenue	10,260	29.6%	11,019	32.9%
Total franchise and license revenue	$34,690	100.0%	$33,476	100.0%

Costs of franchise and license revenue:
Occupancy costs	$7,733	22.3%	$8,213	24.6%
Other direct costs	3,483	10.0%	2,420	7.2%
Total costs of franchise and license revenue	$11,216	32.3%	$10,633	31.8%
Franchise operating margin (2)	$23,474	67.7%	$22,843	68.2%

Total operating revenue (4)	$123,319	100.0%	$114,614	100.0%
Total costs of operating revenue (4)	83,536	67.7%	80,280	70.0%
Total operating margin (4)(2)	$39,783	32.3%	$34,334	30.0%

Other operating expenses: (4)(2)
General and administrative expenses	$16,827	13.6%	$14,068	12.3%
Depreciation and amortization	5,314	4.3%	5,281	4.6%
Operating gains, losses and other charges, net	228	0.2%	40	—%
Total other operating expenses	$22,369	18.1%	$19,389	16.9%

Operating income (4)	$17,414	14.1%	$14,945	13.0%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
(In thousands)	July 1, 2015		June 25, 2014
Company restaurant operations: (1)
Company restaurant sales	$174,611	100.0%	$160,442	100.0%
Costs of company restaurant sales:
Product costs	43,320	24.8%	41,910	26.1%
Payroll and benefits	66,869	38.3%	65,077	40.6%
Occupancy	9,808	5.6%	10,027	6.2%
Other operating costs:
Utilities	6,308	3.6%	6,657	4.1%
Repairs and maintenance	2,947	1.7%	2,932	1.8%
Marketing	6,465	3.7%	5,862	3.7%
Other	7,911	4.5%	7,357	4.6%
Total costs of company restaurant sales	$143,628	82.3%	$139,822	87.1%
Company restaurant operating margin (2)	$30,983	17.7%	$20,620	12.9%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$46,937	68.1%	$43,606	66.0%
Initial fees	1,101	1.6%	449	0.7%
Occupancy revenue	20,841	30.3%	22,037	33.3%
Total franchise and license revenue	$68,879	100.0%	$66,092	100.0%

Costs of franchise and license revenue:
Occupancy costs	$15,624	22.7%	$16,481	25.0%
Other direct costs	6,570	9.5%	4,849	7.3%
Total costs of franchise and license revenue	$22,194	32.2%	$21,330	32.3%
Franchise operating margin (2)	$46,685	67.8%	$44,762	67.7%

Total operating revenue (4)	$243,490	100.0%	$226,534	100.0%
Total costs of operating revenue (4)	165,822	68.1%	161,152	71.1%
Total operating margin (4)(2)	$77,668	31.9%	$65,382	28.9%

Other operating expenses: (4)(2)
General and administrative expenses	$33,763	13.9%	$28,184	12.4%
Depreciation and amortization	10,338	4.2%	10,519	4.6%
Operating gains, losses and other charges, net	836	0.3%	462	0.2%
Total other operating expenses	$44,937	18.5%	$39,165	17.3%

Operating income (4)	$32,731	13.4%	$26,217	11.6%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended		Two Quarters Ended
(increase vs. prior year)	July 1, 2015	June 25, 2014	July 1, 2015	June 25, 2014
Company Restaurants	7.9%	3.7%	7.7%	3.4%
Domestic Franchised Restaurants	7.2%	1.7%	7.2%	1.6%
Domestic System-wide Restaurants	7.3%	1.9%	7.2%	1.8%
System-wide Restaurants	6.4%	1.7%	6.5%	1.5%

Average Unit Sales	Quarter Ended		Two Quarters Ended
(In thousands)	July 1, 2015	June 25, 2014	July 1, 2015	June 25, 2014
Company Restaurants	$559	$511	$1,097	$1,009
Franchised Restaurants	$400	$366	$788	$722

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units April 1, 2015	160	1,534	1,694
Units Opened	—	13	13
Units Reacquired	1	(1)	—
Units Closed	(1)	(10)	(11)
Net Change	—	2	2
Ending Units July 1, 2015	160	1,536	1,696

Equivalent Units
Second Quarter 2015	158	1,536	1,694
Second Quarter 2014	159	1,534	1,693
Net Change	(1)	2	1

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 31, 2014	161	1,541	1,702
Units Opened	—	22	22
Units Reacquired	1	(1)	—
Units Closed	(2)	(26)	(28)
Net Change	(1)	(5)	(6)
Ending Units July 1, 2015	160	1,536	1,696

Equivalent Units
Year-to-Date 2015	159	1,536	1,695
Year-to-Date 2014	159	1,535	1,694
Net Change	—	1	1